THIS NOTE HAS NOT BEEN REGISTERED  UNDER THE SECURITIES ACT OF 1933 NOR
UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAW OR (ii) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL TO THE HOLDER OF SUCH NOTE, WHICH OTHER COUNSEL IS REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH NOTE MAY BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS.

                           GREENMAN TECHNOLOGIES, INC.

                             NOTE DUE THE EARLIER OF
                 (i) $100,000 ON SEPTEMBER 30, 1996, $500,000 ON
                 JANUARY 1, 1997 AND $500,000 ON JUNE 1, 1997 OR
                    (ii) THE TENTH BUSINESS DAY FOLLOWING THE
           CLOSING OF A MINIMUM OF A $3,000,000 REGULATION S OFFERING
                  OF SECURITIES OF GREENMAN TECHNOLOGIES, INC.

$    1,100,000                                                 February 23, 1996


         FOR VALUE RECEIVED, GreenMan Technologies, Inc., a Delaware corporation (the "Company"), with its principal office at 7 kimball Lane, Lynnfield, Massachusetts 01940, promises to pay to the order of Palomar Medical Technologies, Inc. , with its principal office at 66 Cherry Hill Drive, Beverly, Massachusetts 01915 (the "Payee" or "the holder of this Note"), or registered assigns, on the earlier of (i) $100,000 on September 30, 1996, $500,000 on January 1, 1997 and $500,000 on June 1, 1997 or (ii) the tenth business day following the consummation by the Company of a minimum of a $3,000,000 regulation S offering of its securities as described in Section 4 hereof (the "Maturity Date") the principal amount of One Million One Hundred Thousand Dollars ($1,100,000), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts, together with interest at a rate equal to 10% per annum until the
Note is paid in full. The Payee will also be granted a warrant to purchase 100,000 shares of Common Stock of the Company (the "Warrant"). The Warrant shall be exercisable at $_4.00_ per share and be issued in accordance with the terms as specifically stated within the actual Warrant Agreement.

         1.       Events of Default.

                  (a) Upon the occurrence of any of the following events (herein called "Events of Default") which shall have occurred and be continuing:

                  (i) The Company shall default in the payment of the principal and interest of this Note after the Maturity Date; or

                  (ii) (1) The Company shall commence any proceeding or other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, receivership, dissolution, liquidation, winding-up, composition or any other relief under the Bankruptcy Act, as amended, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law; of any jurisdiction, domestic or foreign, now or hereafter existing; or (2) the Company shall admit the material allegations of any petition or pleading in connection with any such proceeding; or (3) the Company applies for, or consents or acquiesces to, the appointment of a receiver, conservator, trustee or similar officer for it or for all or a substantial part of its property; or (4) the Company makes a general assignment for the benefit of creditors; or

                  (iii) (1) Commencement of any proceeding or in the taking of any other action against the Company in bankruptcy or seeking reorganization, arrangement, readjustment of its debts, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing and the continuance of any of such events for sixty (60) days undismissed, unbonded or undischarged; or (2) the appointment of a receiver, conservator, trustee or similar officer of the Company or for all or substantially all of its property and the continuance of any such events for sixty (60) days undismissed, unbonded or undischarged, or (3) the issuance of a warrant or attachment, execution or similar process against substantially all of the property of the Company and the continuance of such event for thirty (30) undismissed, unbonded and undischarged; or

                  (iv) The Company shall default in the payment of any materiel amount of its indebtedness and such default shall not be cured or waived within thirty (30) days after the Company's receipt of written notice of same;

                  then, and in any such event the holder of this Note may, by written notice to the Company, declare the entire unpaid principal amount of this Note outstanding together with accrued interest thereon due and payable, and the same shall, unless such default shall be cured within ten (10) business days after such notice, forthwith become due and payable upon the expiration of such ten-day period, without presentment, demand protest, or other notice of any kind, all of which are expressly waived.

         2. Non-Waiver and Other Remedies. No course of dealing or delay on the part of the holder of this Note in exercising any right thereunder shall operate as a waiver thereof or otherwise prejudice the right of the holder of this Note. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereinafter available at law, in equity, by statute or otherwise.

         3. Principal Obligation; Covenants. Except as set forth in Section 1 hereof, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rates, and in the currency herein prescribed.

         3.1. Affirmative Covenants. The Company covenants and agrees that, while this Note is outstanding, it shall:

                  (a) Pay all material indebtedness and obligations of the Company in accordance with their respective terms, as the same my be modified or waived by the lenders or other obligees, and pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any properties belonging to it before the same shall be in default; provided, however, that the Company shall not be required to pay any such tax, assessment, charge or levy which is being contested in good faith by proper proceedings;

                   (b) Do all things necessary to preserve its corporate existence and continue to engage in business of the same general type as conducted as of the date hereof;

                   (c) Promptly notify the holder of this Note of the occurrence of any event of any default under this Note;

                  (d) Comply in all material respects with all statutes, laws, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations and requirements (collectively, "Requirement(s)") of all governmental bodies, departments, commissions, boards, companies or associations insuring the premises, courts, authorities, officials, or officers, which are applicable to the company or its properties, except wherein the failure to comply would not have a material effect on the Company or its property; provided that nothing contained herein shall prevent the Company from contesting the validity or the application of any Requirements; and

                  (e) Promptly provide the holder of this Note with such reports as are provided to holders of Common Stock or Warrants as soon as such reports become available.

         3.2 Negative Covenants. The Company covenants and agrees that while this Note is outstanding it will not directly or indirectly:

                  (a) Guaranty or otherwise in any way become or be responsible for indebtedness or borrowed money or obligations of any other person (other that a subsidiary of the Company), contingently or otherwise;

                  (b) Declare or pay cash dividends;

                  (c) Borrow money in an amount exceeding $5,000,000 outstanding at any time; or

                  (d) Make or incur an obligation for capital expenditures outstanding at any one time exceeding $5,000,000, other than in the ordinary course of business.



         4. Prepayment.

         4.1 Consolidation or Merger. The principal of and accrued interest on this Note shall be prepaid in full without premium in the event the Company consolidates or merges with another corporation unless the other corporation controls, is under common control with or is controlled by the Company immediately prior to the consolidation or merger, in which event this Note shall remain outstanding as an obligation of the consolidated or surviving corporation.

         4.2 Voluntary Prepayment. This Note may be called by the Company at any time in whole or in part from time to time, without penalty at the principal amount plus accrued but unpaid interest.

         5. Holder as Deemed Owner. The Company may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Company, for the purpose of receiving payment hereof or thereof or on account hereof and for all other purposes) and the Company shall not be affected by notice to the contrary.

         6. Corporate Obligation. It is expressly understood that this Note is solely a corporate obligation of the Company, and that any and all personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every promoter, subscriber, incorporator, shareholder, officer or director, as such, are hereby expressly waived and released by the holder hereof by the acceptance of this Note and as a part of the consideration for the issue hereof.

         7. Required Consent. The Company may not modify any of the terms of the Note without the prior written consent of the holder hereof.

         8. Lost Documents. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Company will make and deliver in lieu of such Note a new Note of like tenor and unpaid principal amount and dated as of the original date of the Note.

         9. Miscellaneous.

                  (a) Parties in Interest. All covenants, agreements, and undertakings in this Note by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto whether so expressed or not.

                  (b) Notices. All notices, requests, consents and demands shall be made in writing and shall be mailed first class, certified mail, return receipt requested, to the Company or to the holder of this Note at such respective addresses as may be furnished in writing to the other party hereto.

                  (c) Construction. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.


                                    GREENMAN TECHNOLOGIES, INC.



                                    By:  /s/ James F. Baker
                                         --------------------------
                                         James F. Barker, President